UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2015

RICH PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-54767	46-3259117
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

9595 Wilshire Blvd, Suite 900

Beverly Hills, CA 90212

(Address of principal executive offices)

(323) 424-3169

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On January 13, 2015, Rich Pharmaceuticals, Inc. (the “Company”) and KBM Worldwide, Inc. (“KBM”) completed a financing pursuant to which the Company issued a Convertible Promissory Note in the original principal amount of $33,000 (the “Note”), and KBM funded the Company $30,000 after the deduction of KBM legal fees of $3,000. The Note bears 8% interest and is due on October 13, 2015. The Note becomes convertible 180 days after the date of the Note. The principal amount of the Note and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 58% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. The Note also contains certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Note in the event of such defaults. The foregoing is only a brief description of the material terms of the Note, and does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to the Note which is filed as an exhibit to this Current Report. The issuance of the Note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company's reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only a one investor who was an accredited investor; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the issuance of the securities took place directly between the investor and the Company.

Item 3.02 Unregistered Sales of Equity Securities

The descriptions of the equity securities described in Item 1.01 issued by the Company are incorporated herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 12, 2015, the Company approved the re-pricing of all of the 67,253,280 previously granted options under the Company’s 2013 Equity Incentive Plan, which had exercise prices between $0.30 per share and $$.0191984 per share, to $0.0017 per share which was the closing price of the Company’s common stock on January 9, 2015. All of the other terms of the options remained unchanged. The re-pricing included 6,000,240 options which were previously granted to Ben Chang, an executive officer of the Company.

Item 8.01 Other Events

Effective January 12, 2015, the Company approved the re-pricing of all of the 67,253,280 previously granted options under the Company’s 2013 Equity Incentive Plan, which had exercise prices between $0.30 per share and $$.0191984 per share, to $0.0017 per share which was the closing price of the Company’s common stock on January 9, 2015. All of the other terms of the options remained unchanged.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

No.	Description

10.25	Convertible Promissory Note dated January 9, 2015 with KBM Worldwide, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RICH PHARMACEUTICALS, INC.

Dated: January 15, 2015	By:	/s/ Ben Chang
Ben Chang Chief Executive Officer

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